Exhibit 99.1

Contacts:     Linda H. Simmons                                                    Debbie Mandeville
Chief Financial Officer                                              Investor Relations Officer
(401) 574-1652                                                         (401) 574-1547
lsimmons@bankri.com                                             dmandeville@bankri.com

BancorpRI Announces Strong Year-End Results

 Net Income reaches $9.8 million in 2010
Significant earnings growth over prior year

Providence, R.I. – January 27, 2011 – Bancorp Rhode Island, Inc. (NASDAQ: BARI), the parent company of Bank Rhode Island, today reported net income of $2.1 million for the quarter ended December 31, 2010, an 87.6 percent increase compared to the fourth quarter 2009 net income of $1.1 million and a 24.3 percent decrease from record net income of $2.8 million in the third quarter 2010.  The Company’s diluted earnings per share (EPS) was $0.45 for the fourth quarter 2010 compared to $0.24 for the prior year fourth quarter and $0.60 for the third quarter 2010.

Net income for 2010 was $9.8 million, an increase of 77.6 percent compared to net income of $5.5 million for 2009.  The Company’s diluted EPS was $2.10 for 2010, an increase of 200.0 percent compared to $0.70 diluted EPS, after preferred stock dividends and discount accretion for 2009.

“BancorpRI had an excellent year in 2010, and we are pleased with our financial performance,” commented President and CEO, Merrill W. Sherman.  “We delivered record levels of net income for the year and provided our shareholders with a healthy increase in the dividend during a period of great uncertainty in the banking industry and overall economy.  We are successfully capitalizing on our competitive strength in commercial lending, as demonstrated by the solid growth in that portfolio year after year.  We are building long-term customer relationships and consistently providing outstanding customer service.  Our business model remains as strong as ever, and we are well positioned to take advantage of opportunities to grow this franchise.”

The Company’s commercial loan and lease portfolio continued its steady growth in the fourth quarter, totaling $780.3 million as of December 31, 2010.  This represented an increase of $47.9 million, or 6.5 percent, from year-end 2009 and $8.5 million, or 1.1 percent, from September 30, 2010. Consumer loans rose to $210.3 million as of December 31, 2010, up $8.0 million from September 30, 2010.

BancorpRI Q4 Results
Page Two

Residential mortgage loans were $164.9 million, which represented an increase of $3.8 million from September 30, 2010.

Demand deposits were $264.3 million at December 31, 2010, an increase of $60.0 million from $204.3 million at December 31, 2009.  This represents an increase of 29.4 percent from year-end 2009 and 8.9 percent from September 30, 2010.  This is the largest dollar increase year over year in the Bank’s history and reflects a successful execution of its business strategy.

Core deposits (demand deposits, NOW, money market and savings accounts) at December 31, 2010 have risen to 69.0 percent of total deposits, compared to 64.8 percent at year-end 2009.  Higher cost time deposits continued to decline in line with the Company’s ongoing efforts to reduce overall funding costs.  Total deposits of $1.1 billion at December 31, 2010 were up slightly from the prior year-end and prior quarter.

Net interest income for the fourth quarter 2010 was $13.2 million, compared to $13.0 million in the fourth quarter 2009 and $13.5 million in the third quarter 2010.  Net interest margin for the fourth quarter 2010 was 3.49 percent, an increase of 7 basis points from the fourth quarter 2009 and a decrease of 12 basis points from the third quarter 2010. The latter decline is attributable to the sustained pressure on asset yields caused by the prolonged low rate environment.  For 2010, net interest income was $53.4 million, an increase of $5.1 million, or 10.5 percent, from 2009 and the net interest margin was 3.56 percent, an increase of 31 basis points from 2009.

Noninterest income was $2.7 million for the fourth quarter 2010, compared to $2.4 million in the fourth quarter 2009 and $2.3 million in the third quarter 2010. The increase in noninterest income from the prior year and prior quarter was primarily due to the inclusion of other-than-temporary impairment on investment securities in the prior periods.  For 2010, noninterest income was $9.6 million, an increase of 4.3 percent from 2009.

Noninterest expense was $9.9 million in the fourth quarter 2010, flat compared to the fourth quarter 2009 and down 4.0 percent from the third quarter 2010.  The decrease from the third quarter was primarily driven by lower compensation, loan workout and other real estate owned and marketing costs.  For 2010, noninterest expense was $41.2 million, an increase of $1.7 million, or 4.2 percent, over 2009.

Nonperforming assets at December 31, 2010 were $17.6 million or 1.10 percent of total assets.  This represented a decrease from $20.0 million, or 1.26 percent of total assets, at December 31, 2009 and an increase from $15.2 million, or 0.96 percent of total assets, at September 30, 2010.  Net charge-offs were $2.0 million, or 0.69 percent of average loans and leases, for the fourth quarter 2010, down from $3.8 million, or 1.35 percent of average loans and leases, in the fourth quarter 2009 and

BancorpRI Q4 Results
Page Three

up from $459,000, or 0.16 percent of average loans and leases, in the third quarter 2010.  For 2010, the net charge-offs declined 41.1 percent to $4.7 million from $8.0 million in 2009.  Net charge-offs as a percent of average loans and leases decreased to 0.42 percent in 2010 from 0.73 percent for 2009.

The provision for loan and lease losses was $2.4 million for the fourth quarter 2010, compared to $3.8 million in the fourth quarter 2009 and compared to $1.3 million on a linked-quarter basis.  For 2010, the provision was $6.9 million, a decrease of 30.8 percent from $9.9 million for 2009.  The allowance for loan and lease losses was $18.7 million at December 31, 2010, an increase of $2.1 million from year-end 2009.  The allowance for loan and lease losses as a percent of total loans and leases increased to 1.61 percent at December 31, 2010 from 1.49 percent of total loans and leases at December 31, 2009.

Total assets at December 31, 2010 were $1.6 billion, up slightly from year-end 2009 and an increase of 1.9 percent from September 30, 2010.

At December 31, 2010, the Company’s tier 1 capital ratio was approximately 7.90 percent and its total risk-based capital ratio was approximately 12.40 percent.

The Company’s Board of Directors approved a dividend of $0.19 per share.  The dividend will be paid on March 9, 2011, to shareholders of record on February 16, 2011.

Company executives will host a conference call Thursday, January 27, at 10 a.m. Eastern Time (ET) to discuss the Company’s quarterly and full year 2010 results.  Access to the conference call is available by dialing toll free (877) 317-6789, or via webcast in the Investor Relations section of the website at www.bankri.com.  International callers can join by dialing (412) 317-6789.  Please dial in at least 10 minutes prior to the start of the call to ensure a timely connection.

There will be a replay of the call available the same day beginning at approximately 12:00 p.m. ET that can be accessed through 5:00 p.m. ET on Wednesday, February 2, 2011.  The replay dial-in number is (877) 344-7529; when prompted, enter conference ID number 447089.  The webcast will be archived in the Investor Relations section of the website at www.bankri.com.

About BancorpRI
Bancorp Rhode Island, Inc. is the parent company of Bank Rhode Island, a full-service, FDIC-insured, state-chartered financial institution. The Bank, headquartered in Providence, Rhode Island, operates 17 branches and more than 60 ATMs throughout Providence, Kent and Washington Counties.  As of December 31, 2010, BankRI had $1.6 billion in assets and $1.1 billion in deposits.  For more information, visit www.bankri.com.

This release may contain “forward-looking statements” within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the company's present expectations or beliefs concerning future events. The company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties, including, but not limited to, changes in general economic conditions and changing competition which could cause actual future results to differ materially from those indicated herein. Further information on these risk factors is included in the company's filings with the Securities and Exchange Commission.

###

BANCORP RHODE ISLAND, INC.
Selected Financial Highlights (unaudited)

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2010	2009	2010	2009
		(In thousands, except per share data)
FINANCIAL DATA:
Net interest income		$13,215	$13,001	$53,407	$48,322
Provision for loan and lease losses		2,435	3,807	6,860	9,917
Noninterest income		2,673	2,353	9,562	9,165
Noninterest expense		9,935	9,949	41,203	39,529
Net income		2,126	1,133	9,835	5,539
Net income applicable to common shares		2,126	1,133	9,835	3,242

FINANCIAL PERFORMANCE RATIOS:
Return on assets (3) (6)		0.53%	0.28%	0.62%	0.36%
Return on equity (4) (6)		6.46%	3.67%	7.73%	2.66%
Net interest margin (2) (6)		3.49%	3.42%	3.56%	3.25%
Efficiency ratio (5) (6)		62.53%	64.80%	65.43%	68.76%

PER SHARE DATA:
Earnings per share - basic		$0.45	$0.25	$2.10	$0.71
Earnings per share - diluted		0.45	0.24	2.10	0.70
Book value per share of common stock		27.53	26.16	27.53	26.16
Tangible book value per share of common stock		24.91	23.50	24.91	23.50
Market value (at period end)		29.09	25.68	29.09	25.68
Dividends per share		0.19	0.17	0.70	0.68

CAPITAL RATIOS:
Tier 1 capital ratio (7)		7.90%	7.65%
Total risk-based capital ratio (7)		12.40%	11.97%
Tangible common equity ratio (1) (6)		7.31%	6.87%

	Three Months Ended
	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010	Dec 31, 2009
	(In thousands)

BALANCE SHEET:
Total assets	$1,603,759	$1,573,323	$1,613,520	$1,586,778	$1,589,946
Total loans and leases	1,155,489	1,135,227	1,136,524	1,123,838	1,111,847
Total deposits	1,120,166	1,115,683	1,174,020	1,107,071	1,098,284
Shareholders' equity	128,678	130,769	129,127	123,679	120,661

ASSET QUALITY:
Total nonperforming assets	$17,643	$15,152	$16,759	$16,392	$20,015
Nonperforming assets / total assets	1.10%	0.96%	1.04%	1.03%	1.26%
Allowance for loans and leases	$18,654	$18,212	$17,396	$16,625	$16,536
Allowance to total loans and leases	1.61%	1.60%	1.53%	1.48%	1.49%
Net charge-offs	$1,993	$459	$779	$1,511	$3,808
Net charge-offs to average loans	0.69%	0.16%	0.28%	0.55%	1.35%

BANCORP RHODE ISLAND, INC.
Selected Financial Highlights (unaudited)

		Dec 31, 2010	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010	Dec 31, 2009
		(in thousands)

LOAN AND LEASE PORTFOLIO:

Commercial loans and leases:
	Commercial real estate - non-owner occupied	$200,809	$202,342	$191,345	$193,868	$180,416
	Commercial real estate - owner occupied	179,766	177,526	179,109	172,174	168,425
	Commercial & industrial	157,879	156,042	163,088	164,448	167,968
	Multifamily	79,934	73,375	67,588	66,716	66,350
	Small business	62,841	59,756	59,833	57,911	56,148
	Construction	30,349	31,035	30,675	30,105	23,405
	Leases and other	73,054	76,417	77,688	72,969	75,057
	Subtotal	784,632	776,493	769,326	758,191	737,769
	Unearned lease income	(6,159)	(6,516)	(6,777)	(7,039)	(7,693)
	Net deferred loan origination costs	1,791	1,777	1,825	1,041	2,321
	Total commercial loans and leases	780,264	771,754	764,374	752,193	732,397

Residential mortgages		164,877	161,106	164,750	170,200	173,294

Consumer loans		210,348	202,367	207,400	201,445	206,156

	Total loans and leases	$1,155,489	$1,135,227	$1,136,524	$1,123,838	$1,111,847

(1)	Calculated by dividing common shareholders’ equity less goodwill by total assets less goodwill.
(2)	Calculated by dividing annualized net interest income by average interest-earning assets.
(3)	Calculated by dividing annualized net income by average total assets.
(4)	Calculated by dividing annualized net income applicable to common shares by average common shareholders’ equity.
(5)	Calculated by dividing noninterest expense by net interest income plus noninterest income.
(6)	Non-GAAP performance measure.
(7)	Tier 1 capital and total risk-based capital ratio are estimated for December 31, 2010.

BANCORP RHODE ISLAND, INC.
Consolidated Balance Sheet (unaudited)

	December 31,	December 31,
	2010	2009
	(In thousands)
ASSETS:
Cash and due from banks	$14,384	$18,866
Overnight investments	395	1,964
Total cash and cash equivalents	14,779	20,830
Available for sale securities (amortized cost of $357,402 and
$380,108, respectively)	360,025	381,839
Stock in Federal Home Loan Bank of Boston	16,274	16,274
Loans and leases receivable:
Commercial loans and leases	780,264	732,397
Residential mortgage loans	164,877	173,294
Consumer and other loans	210,348	206,156
Total loans and leases receivable	1,155,489	1,111,847
Allowance for loan and lease losses	(18,654)	(16,536)
Net loans and leases receivable	1,136,835	1,095,311
Premises and equipment, net	11,889	12,378
Goodwill	12,262	12,239
Accrued interest receivable	4,842	4,964
Investment in bank-owned life insurance	31,277	30,010
Prepaid expenses and other assets	15,576	16,101
Total assets	$1,603,759	$1,589,946

LIABILITIES:
Deposits:
Demand deposit accounts	$264,274	$204,281
NOW accounts	70,327	74,558
Money market accounts	96,285	65,076
Savings accounts	341,667	367,225
Certificates of deposit accounts	347,613	387,144
Total deposits	1,120,166	1,098,284
Overnight and short-term borrowings	40,997	40,171
Wholesale repurchase agreements	20,000	20,000
Federal Home Loan Bank of Boston borrowings	260,889	277,183
Subordinated deferrable interest debentures	13,403	13,403
Other liabilities	19,626	20,244
Total liabilities	1,475,081	1,469,285
SHAREHOLDERS’ EQUITY:
Common stock, par value $0.01 per share, authorized 11,000,000 shares:
Issued: (5,047,942 shares and 4,969,444 shares, respectively)	50	50
Additional paid-in capital	73,866	72,783
Treasury stock, at cost (373,850 shares and 364,750 shares, respectively)	(12,527)	(12,309)
Retained earnings	65,584	59,012
Accumulated other comprehensive income, net	1,705	1,125
Total shareholders’ equity	128,678	120,661
Total liabilities and shareholders’ equity	$1,603,759	$1,589,946

BANCORP RHODE ISLAND, INC.
Consolidated Statements of Operations (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(In thousands, except per share data)
Interest and dividend income:
Overnight investments	$1	$-	$7	$10
Mortgage-backed securities	2,567	3,258	11,601	13,357
Investment securities	394	630	1,896	2,157
Loans and leases	14,698	15,037	59,298	59,753
Total interest and dividend income	17,660	18,925	72,802	75,277
Interest expense:
Deposits	1,678	2,842	8,030	14,868
Overnight and short-term borrowings	10	19	63	86
Wholesale repurchase agreements	143	143	564	551
Federal Home Loan Bank of Boston borrowings	2,447	2,754	10,068	10,720
Subordinated deferrable interest debentures	167	166	670	730
Total interest expense	4,445	5,924	19,395	26,955
Net interest income	13,215	13,001	53,407	48,322
Provision for loan and lease losses	2,435	3,807	6,860	9,917
Net interest income after provision for loan and lease losses	10,780	9,194	46,547	38,405
Noninterest income:
Total other-than-temporary impairment losses on
available for sale securities	-	(1,773)	54	(2,469)
Non-credit component of other-than-temporary impairment losses
recognized in other comprehensive income	-	1,459	(1,086)	2,085
Credit component of other-than-temporary impairment losses on	-	(314)	(1,032)	(384)
available for sale securities
Service charges on deposit accounts	1,229	1,404	5,178	5,377
Loan related fees	352	166	836	869
Income from bank-owned life insurance	314	339	1,267	1,245
Gain on sale of available for sale securities	217	-	1,260	61
Commissions on nondeposit investment products	211	187	740	776
Net gains on lease sales and commissions on loans
originated for others	41	347	127	408
Other income	309	224	1,186	813
Total noninterest income	2,673	2,353	9,562	9,165
Noninterest expense:
Salaries and employee benefits	5,555	5,270	22,973	20,573
Occupancy	823	900	3,340	3,552
Data processing	648	691	2,623	2,640
Professional services	565	659	2,283	2,612
FDIC insurance	509	462	1,934	2,527
Operating	470	473	1,860	1,877
Equipment	253	292	1,029	1,001
Marketing	237	344	1,211	1,318
Loan servicing	166	143	646	665
Loan workout and other real estate owned	118	192	987	688
Other expenses	591	523	2,317	2,076
Total noninterest expense	9,935	9,949	41,203	39,529
Income before income taxes	3,518	1,598	14,906	8,041
Income tax expense	1,392	465	5,071	2,502
Net income	2,126	1,133	9,835	5,539
Preferred stock dividends	-	-	-	(892)
Prepayment charges and accretion of preferred stock discount	-	-	-	(1,405)
Net income applicable to common shares	$2,126	$1,133	$9,835	$3,242

Per share data:
Basic earnings per common share	$0.45	$0.25	$2.10	$0.71
Diluted earnings per common share	$0.45	$0.24	$2.10	$0.70
Cash dividends declared per common share	$0.19	$0.17	$0.70	$0.68
Weighted average common shares outstanding – basic	4,674	4,619	4,659	4,604
Weighted average common shares outstanding – diluted	4,703	4,650	4,687	4,626

BANCORP RHODE ISLAND, INC.
Asset Quality Analysis (unaudited)

	Three Months Ended
	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010	Dec 31, 2009
	(Dollars in thousands)
NONPERFORMING ASSETS:

Nonperforming loans & leases:
Commercial real estate	$5,273	$5,384	$5,131	$4,952	$6,909
Commercial & industrial	2,462	1,455	1,155	1,544	2,919
Multifamily	717	-	-	-	205
Small business	1,090	1,158	986	957	1,147
Construction	469	469	469	710	469
Leases	581	1,115	2,252	1,415	1,878
Residential mortgage	5,045	3,570	3,737	4,349	4,124
Consumer	876	871	1,081	442	664
Total nonperforming loans & leases	16,513	14,022	14,811	14,369	18,315

Other real estate owned	1,130	1,130	1,948	2,023	1,700

Total nonperforming assets	$17,643	$15,152	$16,759	$16,392	$20,015

Total nonperforming loans & leases / total loans & leases	1.43%	1.24%	1.30%	1.28%	1.65%
Total nonperforming assets / total assets	1.10%	0.96%	1.04%	1.03%	1.26%

PROVISION AND ALLOWANCE FOR LOAN LOSSES:

Balance at beginning of period	$18,212	$17,396	$16,625	$16,536	$16,537
Charged-off loans & leases	(2,154)	(487)	(909)	(1,612)	(3,893)
Recoveries on charged-off loans & leases	161	28	130	101	85
Net loans & leases charged-off	(1,993)	(459)	(779)	(1,511)	(3,808)
Provision for loan and lease losses	2,435	1,275	1,550	1,600	3,807
Balance at end of period	$18,654	$18,212	$17,396	$16,625	$16,536

Allowance to nonperforming loans & leases	112.97%	129.88%	117.45%	115.70%	90.29%
Allowance to total loans & leases	1.61%	1.60%	1.53%	1.48%	1.49%

NET CHARGE-OFFS:

Commercial real estate	$726	$-	$(100)	$549	$322
Commercial & industrial	487	(5)	(4)	(11)	1,807
Other commercial loans & leases	565	226	387	529	238
Residential mortgages	141	89	490	347	852
Consumer	74	149	6	97	589
Total net charge-offs	$1,993	$459	$779	$1,511	$3,808

Net charge-offs to average loans & leases	0.69%	0.16%	0.28%	0.55%	1.35%

DELINQUENCIES AND NON-ACCRUING LOANS AND LEASES AS % OF TOTAL LOANS:

Loans & leases 30-59 days past due	0.56%	0.47%	0.90%	0.90%	0.95%
Loans & leases 60-89 days past due	0.21%	0.22%	0.21%	0.22%	0.19%
Loans & leases 90+ days past due and still accruing	-	-	0.08%	-	0.07%
Total accruing past due loans & leases	0.77%	0.69%	1.19%	1.12%	1.21%

Non-accrual loans & leases	1.43%	1.24%	1.22%	1.28%	1.57%

Total delinquent and nonaccrual loans & leases	2.20%	1.93%	2.41%	2.40%	2.78%

BANCORP RHODE ISLAND, INC.
Consolidated Average Balances, Yields and Costs (unaudited)

	Three Months Ended December 31,
(Dollars in thousands)	2010			2009
	Average Balance	Interest Earned/Paid	Average Yield	Average Balance	Interest Earned/Paid	Average Yield

ASSETS:
Earning assets:
Overnight investments	$1,174	$1	0.13%	$1,006	$-	0.06%
Available for sale securities	353,923	2,961	3.35%	375,801	3,888	4.14%
Stock in the FHLB	16,274	-	0.00%	16,274	-	0.00%
Loans and leases receivable:
Commercial loans and leases	774,844	10,787	5.53%	729,612	10,639	5.80%
Residential mortgages loans	161,978	1,728	4.27%	178,803	2,064	4.62%
Consumer and other loans	204,642	2,183	4.23%	208,407	2,334	4.44%
Total earning assets	1,512,835	17,660	4.65%	1,509,903	18,925	4.99%
Cash and due from banks	16,406			15,409
Allowance for loans and leases	(18,460)			(17,069)
Premises and equipment	12,000			12,463
Goodwill, net	12,262			12,051
Accrued interest receivable	4,279			4,152
Bank-owned life insurance	31,076			29,795
Prepaid expenses and other assets	15,762			12,253
Total assets	$1,586,160			$1,578,957

LIABILITIES AND SHAREHOLDERS' EQUITY:
Interest-bearing liabilities:
Deposits:
NOW accounts	$71,390	$11	0.06%	$68,126	$15	0.08%
Money market accounts	86,710	131	0.60%	59,512	175	1.17%
Savings accounts	357,803	307	0.34%	370,178	660	0.71%
Certificate of deposit accounts	353,121	1,229	1.38%	396,369	1,992	1.99%
Overnight and short-term borrowings	39,947	10	0.11%	38,498	19	0.19%
Wholesale repurchase agreements	17,935	143	3.13%	19,348	143	2.90%
FHLB borrowings	243,728	2,447	3.93%	275,156	2,754	3.92%
Subordinated deferrable interest debentures	13,403	167	4.93%	13,403	166	4.92%
Total interest-bearing liabilities	1,184,037	4,445	1.49%	1,240,590	5,924	1.89%

Noninterest-bearing deposits	253,318			203,281
Other liabilities	18,232			12,557
Total liabilities	1,455,587			1,456,428

Shareholders' equity:	130,573			122,529
Total liabilities and shareholders' equity	$1,586,160			$1,578,957

Net interest income		$13,215			$13,001

Net interest spread			3.16%			3.10%

Net interest margin			3.49%			3.42%

BANCORP RHODE ISLAND, INC.
Consolidated Average Balances, Yields and Costs (unaudited)

	Twelve Months Ended December 31,
(Dollars in thousands)	2010			2009
	Average Balance	Interest Earned/Paid	Average Yield	Average Balance	Interest Earned/Paid	Average Yield

ASSETS:
Earning assets:
Overnight investments	$2,674	$7	0.25%	$1,456	$10	0.78%
Available for sale securities	354,477	13,497	3.81%	362,706	15,514	4.28%
Stock in the FHLB	16,274	-	0.00%	15,912	-	0.00%
Loans and leases receivable:
Commercial loans and leases	756,293	42,829	5.66%	703,982	40,823	5.80%
Residential mortgages loans	165,999	7,570	4.56%	192,853	9,486	4.92%
Consumer and other loans	204,680	8,899	4.35%	210,805	9,444	4.48%
Total earning assets	1,500,397	72,802	4.85%	1,487,714	75,277	5.06%
Cash and due from banks	16,075			18,186
Allowance for loans and leases	(17,604)			(16,159)
Premises and equipment	12,184			12,512
Goodwill, net	12,242			12,055
Accrued interest receivable	4,312			4,252
Bank-owned life insurance	30,601			29,323
Prepaid expenses and other assets	15,565			10,395
Total assets	$1,573,772			$1,558,278

LIABILITIES AND SHAREHOLDERS' EQUITY:
Interest-bearing liabilities:
Deposits:
NOW accounts	$70,243	$48	0.07%	$65,471	$60	0.09%
Money market accounts	80,272	583	0.73%	31,157	367	1.18%
Savings accounts	366,691	1,739	0.47%	377,755	3,380	0.89%
Certificate of deposit accounts	369,372	5,660	1.53%	409,564	11,061	2.70%
Overnight and short-term borrowings	38,952	63	0.16%	44,298	86	0.19%
Wholesale repurchase agreements	17,479	564	3.19%	13,699	551	3.97%
FHLB borrowings	248,958	10,068	3.99%	262,466	10,720	4.03%
Subordinated deferrable interest debentures	13,403	670	5.00%	13,403	730	5.45%
Total interest-bearing liabilities	1,205,370	19,395	1.61%	1,217,813	26,955	2.21%

Noninterest-bearing deposits	228,829			189,419
Other liabilities	12,297			11,495
Total liabilities	1,446,496			1,418,727

Shareholders' equity:	127,276			139,551
Total liabilities and shareholders' equity	$1,573,772			$1,558,278

Net interest income		$53,407			$48,322

Net interest spread			3.24%			2.85%

Net interest margin			3.56%			3.25%